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                                                                    EXHIBIT 10.1

                                              September 26, 2002


Allied HealthCare Products, Inc.
1720 Sublette Avenue

ST. LOUIS, MISSOURI 63110


RE: FIRST AMENDMENT

Gentlemen:

Allied HealthCare Products, Inc. a Delaware corporation ("BORROWER") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("BANK") have entered into that certain Loan and Security Agreement dated April 24, 2002 (the "SECURITY AGREEMENT"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "AMENDMENT" and collectively the "AMENDMENTS") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "AGREEMENT"). Borrower and Bank now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Agreement hereby is amended as follows:

         (A) Subparagraph (2)(b) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (2) CAPITAL EXPENDITURE LOANS.

                      (B) Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder, Lender shall make advances to Borrower up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, (including, without limitation, Equipment purchased since June 30, 2001) which Equipment is acceptable


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                              to Lender in its sole discretion, and upon which
                              Lender shall have a first priority perfected security interest; provided, that (i) the aggregate amount advanced for such purchases shall not exceed Four Million and No/100 Dollars ($4,000,000.00), (ii) at least (5) Business Days prior to any such advance hereunder, Borrower shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall reasonably require to assure that Lender has a priority perfected security interest in such Equipment, and (iii) all such advances hereunder shall occur on or before the date that is eight
                              (8) months after the date hereof.



         (B) Subparagraph (2)(c)(ii) of the Agreement is deleted in its entirety and the following is substituted in its place:


                  (C) REPAYMENTS:


                      (II) REPAYMENT OF CAPITAL EXPENDITURE LOANS. The Capital Expenditure Loans shall be repaid in sixty
                              (60) equal monthly installments of principal in an amount sufficient to pay such Capital Expenditure Loan in full by the final payment, payable commencing on the date that is eight (8) months from the date hereof, and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of each month); provided that any remaining outstanding principal balance of the Capital Expenditure Loans shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.


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         (C) Subparagraph (3)(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (3) LETTERS OF CREDIT.

                      (A) GENERAL TERMS. Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender shall, absent the existence of an event of Default, from time to time issue, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters Of Credit shall at no time exceed Five Million and No/100 Dollars ($5,000,000.00). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and Borrower agrees that each payment made by Lender in respect of a Letter of Credit shall constitute a Loan hereunder. Borrower shall remit to Lender a Letter of Credit fee equal to two and one-half percent (2-1/2%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrower shall also pay on demand the normal and customary administrative charges of the Lender for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

         (D) Subparagraph (4)(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (4) INTEREST, FEES, AND CHARGES.

                      (A) Each Loan shall bear interest at the rate of three-fourths of one percent (.75 of 1%) per annum in excess of Bank's publicly announced prime rate (which is not intended to be Bank's lowest or most favorable rate in effect at any time) (the "PRIME RATE") in effect from time to time, payable on the last business day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate


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                              effective on the effective date of each such
                              change in the Prime Rate. Upon the occurrence of an Event of Default, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

         (E) Subparagraph (4)(b) of the Agreement entitled "Other Libor Provisions" is deleted in its entirety and the phrase "Intentionally Omitted" is substituted in its place.


         (F) Subparagraph (4)(c)(ii) of the Agreement is deleted in its entirety and the following is substituted in its place:

                  (ii) AMENDMENT FEE: Borrower shall pay to Bank an amendment fee of Twenty Thousand and No/100 Dollars ($20,000.00), which fee shall be fully earned by Bank and payable upon execution of this Amendment.

         (G) Subparagraph (14)(b) of the Agreement is deleted in its entirety and the following is substituted in its place:



             (B) FIXED CHARGE COVERAGE RATIO. Borrower hereby covenants and agrees not to permit the Ratio of EBITDA to Fixed Charges for each period set forth below to be less than the amount set forth below for such period:


                                         Period                                   Amount
                                         ------                                   ------
                 From July 1, 2002 through December 31, 2002                    .10 TO 1.0
                 From July 1, 2002 through March 31, 2003                       .50 TO 1.0
                 From July 1, 2002 through June 30, 2003                        .75 TO 1.0
                 Thereafter on July 1, 2003, and for each twelve (12) month
                 period ending on the last day of each month.                   1.0 TO 1.0


         (H) Subparagraph (14)(c) of the Agreement is deleted in its entirety and the following is substituted in its place:


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                      (C)     Borrower shall not permit EBITDA to be less than
                              (i) negative (-$45,000.00) for the three (3) month period ending September 30, 2002; (ii) $250,000.00 for the six (6) month period ending December 31, 2002; (iii) $1,500,000.00 for the nine (9) month period ending March 31, 2003; (iv) $2,600,000.00
                              for the twelve (12) month period ending on June 30, 2003. Thereafter, as of the last day of each fiscal quarter for the twelve (12) month period ending on each such date, commencing September 30, 2003 Borrower shall not permit EBITDA to be less than $2,600,000.00.



                  This Amendment shall not become effective until fully executed by all parties hereto.

                  3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By__________________________________________


                                    Title_______________________________________


ACKNOWLEDGED AND AGREED TO
this ____ day of September, 2002:

ALLIED HEALTHCARE PRODUCTS, INC.

By_______________________________

Title____________________________





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